UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 – 999 Canada Place
Vancouver, BC, Canada	V6C 3E1

(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

On February 20, 2015, Ivanhoe Energy Inc. (the “Company”) announced that, with the authorization and approval of its board of directors, the Company has made a determination to file a Notice of Intention to Make a Proposal (the “Notice of Intention”) pursuant to the provisions of Part III of the Bankruptcy and Insolvency Act (the “BIA”) (Canada).

Pursuant to the Notice of Intention, Ernst & Young Inc. has been appointed as the trustee in the Company's proposal proceedings and in that capacity will monitor and assist the Company in its restructuring efforts.

While under BIA protection, the Company will continue with its efforts to pursue strategic alternatives, including restructuring its existing debt obligations and pursuing the sale of assets.

A Notice of Intention is the first stage of a restructuring process under the BIA, which permits the Company to pursue a restructuring of its financial affairs, through a formal proposal process. The filing of the Notice of Intention has the effect of imposing an automatic stay of proceedings (“Stay”) that will protect the Company and its assets from the claims of creditors and others while the Company pursues this objective. The initial Stay period of 30 days can be extended to a maximum six months, during which time the Company will assess its ability to present a viable proposal to its creditors.

On February 20, 2015, the Company issued a press release reporting its determination to file a Notice of Intention pursuant to the provisions of the BIA. A copy of the press release is filed as Exhibit 99.1 to this report.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 20, 2015, Nasdaq notified the Company that, after reviewing the press release discussed under Item 1.03 above and such other information as is publicly available, and in accordance with Listing Rules 5101 and 5110(b) and IM-5101-1, it has determined that the Company’s securities will be delisted from the Nasdaq Stock Market.

The determination was based on:

  the Company’s filing of the Notice of Intention under the BIA and the public interest concerns raised by it;
  concerns regarding the residual equity interest of the existing listed securities holders; and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on the Nasdaq Stock Market.

Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on March 3, 2015, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on the Nasdaq Stock Market. The Company currently does not intend to appeal Nasdaq’s determination. If the Company does not appeal, the Company’s securities may be immediately eligible to be quoted on the OTC Bulletin Board (the “OTCBB”) or in the “Pink Sheets.”

To be quoted on the OTCBB or the Pink Sheets, a market maker must sponsor the security and comply with SEC Rule 15c2-11 before it can initiate a quote in a specific security. If the Company’s securities are delisted from Nasdaq, there can be no assurance that a market maker will apply to quote the Company’s common stock or that the Company’s common stock will become eligible for the OTCBB or the Pink Sheets.

On February 23, 2015, the Company issued a press release relating to the notice, a copy of which is attached hereto as Exhibit 99.2.

Tem 8.01 Other Events.

On February 25, 2015, the Company announced that the Toronto Stock Exchange (the “TSX”) has determined to delist the common shares and convertible debentures of the Company at the close of business on March 26, 2015 for failure to meet the continued listing requirements of the TSX. The common shares and debentures, which were suspended from trading on the TSX on February 20, 2015, will remain suspended until the delisting date.

On February 25, 2015, the Company issued a press release relating to the TSX delisting notice, a copy of which is attached hereto as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated February 20, 2015

99.2 Press Release dated February 23, 2015

99.3 Press Release dated February 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 25, 2015

IVANHOE ENERGY INC.
By:	“William Parry”
Name: William Parry Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated February 20, 2015
99.2	Press Release dated February 23, 2015
99.3	Press Release dated February 25, 2015